Exhibit 99.1

News Release

Media Contact:	Lauren C. Steele VP Corporate Affairs 704-557-4551
Investor Contact:	Clifford M. Deal, III VP Treasurer 704-557-4633

FOR IMMEDIATE RELEASE	Symbol: COKE
June 17, 2005	Quoted: The Nasdaq Stock Market (National Market)

Coca-Cola Bottling Co. Consolidated

Announces Pricing for Exchange Offer

CHARLOTTE, NC— Coca-Cola Bottling Co. Consolidated (the “Company”) today announced the pricing for its current offer to exchange up to $200,000,000 principal amount of its outstanding $250,000,000 6 3/8% Debentures due May 1, 2009 (the “6 3/8% Debentures”) and its $100,000,000 7.20% Debentures due July 1, 2009 (the “7.20% Debentures” and, together with the 6 3/8% Debentures, the “Old Debentures”) for a new series of Senior Notes due June 15, 2016 (the “New Notes”).

The total exchange price for each $1,000 principal amount of 6 3/8% Debentures tendered, using a yield of 4.224%, will be $1,075.68, consisting of $1,000 principal amount of New Notes and $85.81 in cash. The total exchange price for each $1,000 principal amount of 7.20% Debentures tendered, using a yield of 4.224%, will be $1,108.95, consisting of $1,000 principal amount of New Notes and $119.08 in cash. The interest rate on the New Notes will be 5.00%, the yield on the New Notes will be 5.122% and the issue price of the New Notes will be $989.87.

Holders who tendered their Old Debentures after 5:00 p.m., New York City time, on June 7, 2005, will receive, for each $1,000 principal amount of Old Debentures tendered, the applicable total exchange price less the early participation payment as specified in the Offering Memorandum.

The exchange offer will expire at midnight, New York City time, on June 21, 2005, unless extended or terminated. The exchange of Old Debentures for New Notes is currently scheduled to occur on June 24, 2005. Consummation of the exchange offer is subject to a number of conditions including the absence of certain adverse legal and market developments.

The exchange offer is being made to holders of Old Debentures that have certified certain matters to the Company, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933 (“Eligible Holders”). An offering memorandum, dated as of May 24, 2005, was distributed to Eligible Holders and is available to Eligible Holders through the information agent, Global Bondholder Services Corporation, at 866-470-4200 or 212-430-3774.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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Cautionary Information Regarding Forward-Looking Statements

Certain statements in this press release and other information that the Company makes publicly available from time to time may constitute “forward-looking statements” within the meaning of the Federal Securities Litigation Reform Act of 1995. Such statements are based on currently available competitive, financial and economic data along with our operating plans, and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Among the events or uncertainties which could adversely affect future periods are: lower than expected net pricing resulting from increased marketplace competition; an inability to meet performance requirements for expected levels of marketing funding support payments from The Coca-Cola Company or other beverage companies; changes in how significant customers market or promote our products; reduced advertising and marketing spending by The Coca-Cola Company or other beverage companies; an inability to meet requirements under bottling contracts with The Coca-Cola Company or other beverage companies; the inability of our aluminum can or PET bottle suppliers to meet our demand; significant changes from expectations in the cost of raw materials; higher than expected insurance premiums and fuel costs; lower than anticipated return on pension plan assets; higher than anticipated health care costs; unfavorable interest rate fluctuations; higher than anticipated cash payments for income taxes; unfavorable weather conditions; significant changes in consumer preferences related to nonalcoholic beverages; an inability to increase selling prices, increase bottle/can volume or reduce expenses to offset higher raw material costs; reduced brand and packaging innovation; significant changes in credit ratings impacting the Company’s ability to borrow; terrorist attacks, war or other civil disturbances or national emergencies; and changes in financial markets. Any forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 34, 35 and 36 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

—Enjoy Coca-Cola—

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